UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: September 11, 2020 (September 10, 2020)

(Date of earliest event reported)

LOVARRA

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	333-231286 (Commission File Number)	35-2618297 (IRS Employer Identification Number)

Kemp House,

152 - 160 City Road,

London EC1V 2NX

United Kingdom

Telephone No.: +442038078230

E-mail: director@lovarra.com

+19044258721

              (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2020, the Board of Directors (the “Board”) of Lovarra (the “Company”), decided to dismiss Vadim Rata as Secretary and Treasurer of the Company. The Board of Directors further decided to appoint Nicolai Moldovanu as a member of the Board of Directors and to positions of Secretary and Treasurer of the Company, effective immediately.

The Board of Directors believes that Nicolai Moldovanu will become a valuable asset to the Company. Nicolai Moldovanu has worked in the area of developing mobile applications for more than 10 years on a freelance basis. His experience includes overseeing projects of various complexity and engaging in the process of development on all the stages. Also, Nicolai Moldovanu has an economical degree which provides him with deep understanding on financial management. The Company is intending to use his proficiency on the matter for enhancing its product.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 10, 2020, the Board of Directors (the “Board”) of Lovarra (the “Company”), decided to introduce changes to its corporate bylaws. The number of the members of the Board of Directors was increased from 1 to 2. Amended and restated bylaws were hereby approved and accepted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOVARRA

By:	/s/ Vadim Rata
Name: Vadim Rata
Title: President and Director

Date: September 11, 2020